Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of La-Z-Boy Incorporated of our report dated June 21, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in La-Z-Boy Incorporated’s Annual Report on Form 10-K for the year ended April 30, 2022.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
August 31, 2022